Exhibit IV

$50,000 (U.S.)                              Dated: April 15, 1996

                                 PROMISSORY NOTE

          FOR VALUE RECEIVED, Systems Assurance Corporation, a Delaware corporation ("Maker"), promises to pay to Exchange Place Capital Partners, L.L.C., a Limited Liability Company ("Holder"), on order, fifty thousand dollars ($50,000).

          1. Payments. The principal on the obligation respresented hereby shall be repaid in full on or before December 31, 1996, or (if later) the expiration date of all extended irrevocable proxies.

          2. Interest. The obligation shall bear simple interest at the rate of seven percent (7%) per annum, with the entire unpaid interest payable on or before December 31, 1996.

          3. Type and place of Payments. Payment of principal and interest shall be made in lawful money of the United States of America to the above named holder at 10 Exchange Place, Suite 309, Salt Lake City, Utah 84111, or order.

          4. Prepayments. Advance payment or payments may be made on the principal and interest, without penalty or forfeiture. There shall be no penalty for any prepayment.

          5. Default. Upon the occurrence or duing the continuance of any one or more of the events hereinafter enumerated, Holder or the holder of this Note may forthwith or at any time thereafter during the continuance of any such event, by notice in writing to the Maker, declare the unpaid balance of the principal and interest on the Note to be immediately due and payable, and the principal and interest shall become and shall be immediately due and payable without presentation, demand, protest, notice of protest, or other notice of dishonor, all of which are hereby expressly waived by Maker, such events being as follows:

               (a) Default in the payment of the principal and interest of this Note or any portion thereof when the same shall become due and payable, whether at maturity as herein expressed, by acceleration, or otherwise, unless cured within five (5) days after notice thereof by Holder or the holder of such Note to Maker;

               (b) Maker shall file a voluntary petition in bankruptcy or a voluntary petition seeking reorganization, or shall file an answer admitting the jurisdiction of the court and any material allegations of an involuntary petition filed pursuant to any act of Congress relating to bankruptcy or to any act purporting to be amendatory thereof, or shall be adjudicated bankrupt, or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of any receivor or trustee for Maker, or al all or any substantial portion of its property, or Maker shall make an assignment to any agent authorized to liquidate any substantial part of its assets; or

               (c) An order shall be entered pursuant to any act of Congress relating to bannkruptcy or to any act purporting to be amendatory thereof approving an involuntary petition seeking reorganization of the Maker, or an order of any court shall be entered appointing any receiver or trustee of or for Maker, or any reveiver or trustee of all or any substantial portion of the prperty of Maker, or a writ or warrant of attachment or any similar process shall be issued by any court against all or any substantial portion of the property of Maker, and such order approving a petition seeking reorganization or appointing a receiver or trustee is not vacated or stayed, or such writ, warrant of attachment, or similar process is not released or bonded within 60 days after its entry or levy.

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          (6) Attorneys' Fees. If this Note is placed with an attorney for collection, or if suit be instituted for collection, herein, then in such event, the undersigned agrees to pay reasonable attornerys' fees, costs, and other expenses incurred by holder in so doing.

          (7) Construction. This Note shall be governed by and construed in accordance with the laws of the state of Utah.


                                      Systems Assurance Corporation

                                      By: /s/William E. Chipman
                                          William E. Chipman, President/Director

                                      By: /s/James C. Wagner
                                          James C. Wagner, Secretary/Director

                                      By: /s/Thomas R. Petree
                                          Thomas R. Petree, Treasurer/Director